Exhibit 99.1

Contacts:

Investor Relations	Media Relations

Jeff Norris Danielle Dietz	Julie Rakes
703.720.2455 703.720.2455	804.284.5800

FOR IMMEDIATE RELEASE: May 17, 2013

Capital One Financial Corporation Commences Exchange Offer For

Any and All 6.750% Senior Notes due 2017

McLean, Va. (May 17, 2013) – Capital One Financial Corporation (“COF”) (NYSE: COF) announced today that it commenced an offer to exchange any and all of its outstanding 6.750% Senior Notes due 2017 (the “Old Notes”) for a combination of new Senior Notes due 2023 (the “New Notes”) and cash.

The exchange offer is being conducted by COF upon the terms and subject to the conditions set forth in a confidential offering circular, dated May 17, 2013 (the “Confidential Offering Circular”), and related letter of transmittal. The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The exchange offer will be made, and the New Notes are being offered, only to beneficial holders of Old Notes (i) in the United States, that are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, or (ii) outside the United States, that are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act (clauses (i) and (ii) collectively, “Eligible Holders”). Only Eligible Holders are authorized to receive or review the Confidential Offering Circular or to participate in the exchange offer.

The following table sets forth the Old Notes that are subject to the exchange offer:

CUSIP Number	Title of Security	Principal Amount Outstanding
14040H AR6	6.750% Senior Notes due 2017	$1,341,045,000

The exchange offer is subject to the condition that a minimum of $500 million aggregate principal amount of New Notes be issued in exchange for Old Notes, as well as certain other conditions, as more fully described in the Confidential Offering Circular. The amount of New Notes and cash offered in the exchange offer is described in the Confidential Offering Circular. Eligible Holders that validly tender and do not validly withdraw their Old Notes at or prior to 5:00 p.m., New York City time, on May 31, 2013, subject to any extension by COF, will receive an early exchange premium equal to $20 per $1,000 principal amount of Old Notes accepted for exchange.

The exchange offer will expire at 11:59 p.m., New York City time, on June 14, 2013, unless extended by COF. Tenders of Old Notes in the exchange offer may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 31, 2013, subject to extension by COF, but not thereafter, unless additional withdrawal rights are required by law. Documents relating to the exchange offer will be distributed only to holders of the Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/capitalone or contact D.F. King & Co., Inc., the information agent for the exchange offer, by calling toll-free (800) 290-6427 or at (212) 269-5550 (banks and brokerage firms).

This press release is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the Confidential Offering Circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law. In particular, this communication is addressed to and directed at Eligible Holders only.

This press release contains forward-looking statements which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. COF undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, whether or not COF will ultimately consummate the exchange offer, the satisfaction of the conditions described in the Confidential Offering Circular and market conditions.

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